POWER OF ATTORNEY
The undersigned, EXOR GROUP S.A., a Luxembourg
corporation, by its representatives thereto duly
authorized, hereby constitutes and appoints Ernest
Rubenstein, Peter J. Rothenberg and Richard S.
Borisoff of Paul, Weiss, Rifkind, Wharton &
Garrison, New York, New York, and each of them,
severally, with full power of substitution, its true
and lawful attorneys-in-fact and agents, in any and
all capacities, with full power and authority to act
in its name and place on its behalf with respect to
all matters relating to or in connection with the
acquisition, ownership and sale or other disposition
by the Corporation, or any of its existing or future
affiliates of direct or indirect interests in any
entity (incorporated or unincorporated) or in any
assets or properties (tangible or intangible) of any
such entity, and to take all actions and execute and
deliver all instruments and documents incidental or
ancillary thereto, including, but not limited to,
the certificates, notices or agreements necessary or
appropriate to be executed in connection therewith
and any reports to be filed with the United States
Securities and Exchange Commission pursuant to
Sections 13(d), 13(g) and 16 of Securities Exchange
Act of 1934, as amended, and to file any such other
reports, documents and certificates with any state,
local or other agencies and instrumentalities and
other persons with which such other reports,
documents or certificates are required to be filed
or delivered, granting unto said attorneys-in-fact
and agents full power and authority to do and
perform each and every act and thing requisite and
necessary to be done in and about the premises, as
fully to all intents and purposes as it might or
could do in person, hereby ratifying and confirming
all that said attorneys-in-fact and agents, or other
substitutes, may lawfully do or cause to be done.
EXOR GROUP S.A.
/s/  Giovanni Agnelli
Name:  Giovanni Agnelli
Title:    Chairman
Date: December 15, 1995




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EXORPOA.txt